MONARCH FUNDS
                          MULTICLASS (RULE 18F-3) PLAN

                                February 11, 2003

     This Plan is adopted by Monarch Funds (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations of each class of shares of beneficial interest (the "Classes") of each of the series of the Trust identified in Appendix A (individually a "Fund" and collectively the "Funds") and the related exchange privileges.

     SECTION 1. CLASS DESIGNATIONS

     The types of Classes of the Funds are: "Preferred Shares," "Universal Shares," "Institutional Shares," "Investor Shares," and "Service Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:

     (a) PREFERRED SHARES. Are offered with no sales charges or distribution expenses. The investment minimum is $10,000,000, subject to reduction by Forum Financial Services, Inc. ("Forum"), the Trust's manager.

     (b) UNIVERSAL SHARES. Are offered with no sales charges or distribution expenses. The investment minimum is $1,000,000, subject to reduction by Forum.

     (c) INSTITUTIONAL SHARES. Are offered solely through banks, trust companies and certain other financial institutions and their affiliates and correspondents with no sales charges or distribution expenses but subject to a shareholder services plan. The investment minimum for all purchases through a single financial institution is $100,000, subject to reduction by Forum.

     (d) INVESTOR SHARES. Are offered with no sales charges but subject to a shareholder services plan and a distribution plan adopted in accordance with Rule 12b-1 under the Act. The investment minimum is $5,000, subject to reduction by Forum.

     (e) INSTITUTIONAL SERVICE SHARES. Are offered with no sales charges or distribution expenses. The investment minimum is $100,000, subject to reduction by Forum.

     SECTION 2. VOTING

     Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder services or distribution and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.

     SECTION 3. EXPENSES

     (a)  DISTRIBUTION   EXPENSES.   All  expenses   incurred  under  a  Class's
distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

     (b) SHAREHOLDER SERVICE EXPENSES. All expenses incurred under a Class's shareholder service plan shall be allocated to that Class.

     (c) OTHER CLASS EXPENSES. The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with expenses under Sections 3(a) and 3(b) "Class Expenses"), shall be allocated to the Class that incurred the expenses to the extent practicable:

     (i)    Administration and transfer agent fees and expenses;
     (ii)   Litigation, legal and audit fees;
     (iii)  State and foreign securities registration fees;
     (iv)   Shareholder report expenses;
     (v)    Trustee fees and expenses;
     (vi) Preparation, printing and related fees and expenses for proxy statements and, with respect to current shareholders, prospectuses and statements of additional information;
     (vii)  Expenses incurred in connection with shareholder meetings; and
     (viii) Subject to approval by the Trustees, such other fees and expenses as Forum, pursuant to Rule 18f-3, deems to be allocable to specified Classes.

     (d) CLASS EXPENSE ALLOCATIONS. Class Expenses are to be borne solely by the Class to which they relate. Item (i) of Section 3(c) in its entirety is incurred by the Funds on a Class by Class basis and, accordingly, is wholly allocated to specific Classes. All fees of a Fund's investment adviser and custodian [and manager] and all portfolio based fees of a Fund's fund accountant are incurred by a Fund and not the individual Classes of the Fund. All other items in Section 3(c) are allocated to a specific Class to the extent they are attributable to the Classes in different amounts.

     SECTION 4. OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

     (a) EXPENSES APPLICABLE TO MORE THAN ONE FUND. Expenses (other than Class Expenses) incurred by the Trust on behalf of a Fund shall be allocated to that Fund and expenses (other than Class Expenses) incurred by the Trust on behalf of more than one Fund shall be allocated among the Funds that incurred the expenses based on the net asset values of the Funds in relation to the net asset value of all Funds to which the expense relates.

     (b) OTHER ALLOCATIONS. Income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to a Fund shall be allocated to each class of the Fund based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Fund.


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


     (c) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by a Fund or Class to that person or to reimburse any or all expenses of a Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a DE FACTO modification of the fees provided for in the Fund's various service agreements.

     SECTION 5. EXCHANGES

     Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund and for the shares of the other funds (whether series of the Trust or otherwise) listed in Appendix A in accordance with Section 11(a) of the Act, the rules thereunder and the requirements of the applicable prospectuses without charge.

     SECTION 6. AMENDMENTS AND BOARD REVIEW

     (a) NON-MATERIAL AMENDMENTS. Non-material amendments to this Plan may be made at any time by Forum.

     (b) MATERIAL AMENDMENTS. Material amendments to this Plan may only be made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined by the Act, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Fund and the Trust. Prior to any material amendment to this Plan, the Board of Trustees (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

     (c) BOARD REVIEW. The Board, including a majority of those trustees who are not interested persons of the Trust as defined in the Act, shall review periodically (i) this Plan for its continuing appropriateness and (ii) any fee waivers and expense reimbursements to determine that the Funds are in compliance with Section 4(c).


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


                                  MONARCH FUNDS
                          MULTICLASS (RULE 18F-3) PLAN

                                   APPENDIX A:

                     MONEY FUNDS(A) AND EXCHANGE PRIVILEGES
                             as of February 11, 2003

------------------------------------- --------------------------------------- ----------------------------------------
Class                                                  Fund                           Exchange Privileges(b)
------------------------------------- --------------------------------------- ----------------------------------------
Preferred Shares                      o        Money Funds                    o        Preferred Shares of Other
                                                                                       Money Funds
------------------------------------- --------------------------------------- ----------------------------------------
Universal Shares                      o        Money Funds                    o        Universal Shares of Other
                                                                                       Money Funds
------------------------------------- --------------------------------------- ----------------------------------------
Institutional Shares                  o        Money Funds                    o        Institutional Shares of Other
                                                                                       Money Funds
------------------------------------- --------------------------------------- ----------------------------------------
Institutional Service Shares          o        Money Funds                    o        Institutional Service Shares
                                                                                       of Other Money Funds
------------------------------------- --------------------------------------- ----------------------------------------
Investor Shares                       o        Daily Assets Government Cash   o        Each series/class of the
                                               Fund                                    Forum Funds (c)
                                                                              o        Each series of Sound Shore
                                                                                       Fund, Inc. (c)
                                                                              o        Each series of The Cutler
                                                                                       Trust (c)
                                                                              o        Investor Shares of Other
                                                                                       Money Funds
                                      --------------------------------------- ----------------------------------------
                                      o        Other Money Funds              o        Investor   Shares   of   Other
                                                                                       Money Funds
------------------------------------- --------------------------------------- ----------------------------------------

(a) Money Funds are (i) Daily Assets Treasury Cash Fund, (ii) Daily Assets Government Cash Fund, (iii) Daily Assets Government Fund and (iv) Daily Assets Cash Fund.

(b) Shareholders of a Class of a Money Fund also may exchange their shares for shares of the same Class of any another Money Fund.

(c) While shareholders of the funds that are not series of the Trust may exchange into the Money Fund indicated, shareholders of the Money Fund indicated may only exchange into other funds that are not series of the Trust if the shareholder originally exchanged from that other fund to the Money Fund.


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